Exhibit 10.1

August 10, 2011

To each of:
Hendrick Gideon Veldsman
1287 Oranje St., Henties Bay, Namibia

And to:
Alan Lennox Ellicot Simmonds
14 Mozart St., Windhoek West, Namibia

Dear Gentlemen:

Re:

Option to acquire all remaining issued and outstanding Shares of Bonnyridge (Pty) Ltd.
from Sono Resources Inc. to Messrs.Veldsman and Simmonds
Option to Purchase Shares

Intentions and Option

            It is understood that each of Hendrick Gideon Veldsman and Alan Lennox Ellicot Simmonds (each an "Optionor" and, collectively, the "Optionors") is the legal, beneficial and registered owner of 25 common shares (for an aggregate of 50 common shares; collectively, the "Shares") of Bonnyridge (Pty) Ltd. ("Bonnyridge"; and representing the remaining 5% of the issued and outstanding shares of Bonnyridge); which is the legal, beneficial and registered owner of a 100% registerable interest in and to three prospecting licenses which are located in Botswana (collectively, the "Property"); the exact particulars and sufficiency of which Share and Property interests having heretofore already been provided by the Optionors to Sono Resources Inc. (the "Optionee"; and the Optionor and the Optionee being, individually and collectively, a "Party" and the "Parties" hereunder).

            The purpose of this letter agreement (the "Agreement") is to summarize the mutual intentions and understandings of the Optionor and the Optionee regarding, among other things, the proposed granting by the Optionors to the Optionee of an option to acquire an undivided 100% legal, beneficial and registerable interest in and to the Shares of Bonnyridge (the "Option"). This Agreement is not a letter of intent but a binding agreement imposing obligations on the Parties and acknowledging that this Agreement supersedes and replaces all prior agreements or understandings between the Parties hereto.

Background

            By way of necessary background, in accordance with the recent closing of the terms and conditions of each of a certain Share Purchase Agreement and Letter of understanding (each as described below), dated for reference July 22, 2011, as provided by the Optionors to the Optionee, the Parties acknowledged and agreed as follows:

"The purpose of this letter (the "Letter") is to expressly acknowledge and provide comfort on certain of the terms and conditions of the above-referenced Share Purchase Agreement, dated for reference March 14, 2011, as amended by each of certain amending agreements dated for reference April 20, 2011, May 18, 2001, June 15, 2011 and July 22, 2011 (the "Final Amendment"), respectively, as entered into between the Purchaser and the Vendor, whereby the Vendor thereby agreed to sell, and the Purchaser agreed to acquire, subject to the prior satisfaction of certain conditions precedent to the satisfaction of the Purchaser, the Vendor's 950 common shares of Bonnyridge (Pty) Ltd. (the "Company"; therein, collectively, the "Purchased Shares", and representing 95% of the issued and outstanding shares of the Company) (collectively, the "Acquisition").

In this respect each of the Purchaser, the Vendor and the Original Shareholders hereby acknowledge and agree, as set forth in the amended Share Purchase Agreement that, prior to and as condition of the entering into of the Share Purchaser Agreement, the Original Shareholders agreed to sell, transfer and assign to the Vendor an aggregate of 450 of the Purchased Shares (collectively, the "Original Shares") in consideration of the aggregate cash payment by the Vendor to the order and the direction of the Original Shareholders of $US900,000.00 (the "Original Shares Purchase Price"); with said Original Shares Purchase Price being due and payable in three equal installments of $US300,000 on or before each of December 31, 2011, December 31, 2012 and December 31, 2013, respectively (collectively, the Original Shares Acquisition"). In that respect, and in accordance with section "2.3" of the amended Share Purchase Agreement, it was intended and is now agreed that, as a condition of the completion of the Acquisition, the Purchaser would have been formally assigned and assumed the Vendor's remaining obligations to fund the Original Shares Purchase Price to the Original Shareholders in order to be in a position to acquire the Original Shares forming part of the Purchased Shares at the closing of the Acquisition (collectively, the Original Shares Acquisition Assignment"). Correspondingly, and as a consequence, in part, of certain delays being experienced by the parties in satisfying certain conditions precedent to the completion of the Acquisition to the satisfaction of the Purchaser and, furthermore, in order to more precisely clarify certain of the purchase price and related consideration terms as presently set forth in Article "2" of the Share Purchase Agreement for the benefit of each of the parties which would include, without limitation, the required Original Shares Acquisition Assignment, the parties to the Share Purchase Agreement entered into the Final Amendment to the Share Purchase Agreement, contemporaneously with the delivery of this Letter, in order to reaffirm the following in relation to the proposed completion of the Acquisition:...

"Consideration

2.2     In consideration of the sale of the Purchased Shares by the Vendor to the Purchaser, the Purchaser agrees to pay to the order and to the director of Vendor the Purchase Price as follows:

(a)       the Deposit, within three business days following execution of this Agreement by all parties (the prior receipt and sufficiency of which Deposit being hereby acknowledged and agreed by all Parties);

(b)       the sum of $US100,000.00, on the Closing Date; and

(c)       the Sono Shares on the Closing Date.

Free and clear, unencumbered legal title to and beneficial ownership of the Purchased Shares shall transfer from the Vendor to the Purchaser on the Closing Date.

In this regard the parties hereto hereby acknowledge and agree that, prior to and as condition of the entering into of this Agreement, certain underlying and original shareholders of the Company (collectively, the "Original Shareholders") agreed to sell, transfer and assign to the Vendor an aggregate of 450 of the Purchased Shares (collectively, the "Original Shares") in consideration of the aggregate cash payment by the Vendor to the order and the direction of the Original Shareholders of $US900,000.00 (the "Original Shares Purchase Price"); with said Original Shares Purchase Price being due and payable in three equal installments of $US300,000 on or before each of December 31, 2011, December 31, 2012 and December 31, 2013, respectively (collectively, the "Original Shares Acquisition"); and...

2.3     As a condition of the completion of the within purchase and sale of the Purchased Shares, the Vendor hereby assigns and transfers to the Purchaser, and the Purchaser hereby accepts such assignment and transfer, of the Vendor's entire right, entitlement and interest in and to the Original Shares Acquisition, and, in consideration therefore, the Purchaser hereby agrees to assume all Original Shares Purchase Price obligations from the Vendor to the Original Shareholders as contemplated by the Original Shares Acquisition (collectively, the "Assignment and Assumption respecting the Original Shares").

In this regard the parties hereto hereby acknowledge and agree that each of the Deposit and remaining Purchase Price cash payment of $US100,000.00 to be made on the Closing Date in accordance with paragraph 2.2(b) above have and will be made to the order and the direction of the Original Shareholders representing the initial Original Shares Purchase Price installment of $US300,000 which was due and owing to the Original Shareholders by the Vendor under the Original Shares Acquisition; the written receipt and sufficiency of which will be obtained by the Vendor from the Original Shareholders on the Closing Date;

(collectively, the "Amendments"). With said Amendments, which the Original Shareholders hereby acknowledge, the Original Shareholders, for the ongoing comfort of each of the Purchaser, the Vendor and the Company going forward toward the completion of the Acquisition, hereby expressly acknowledge and agree with the Purchaser, the Vendor and the Company as follows:

1.        each of the Original Shareholders hereby expressly acknowledges and agrees with the terms and conditions of each of the Original Shares Acquisition, inclusive of the Original Shares Purchase Price to purchase the Original Shares, and the Assignment and Assumption respecting the Original Shares, all as set forth as agreed to as between the parties to the Final Amendment to the Share Purchase Agreement;

2.        each of the Original Shareholders hereby expressly acknowledges and agrees, in accordance with the terms and conditions of the Final Amendment to the Share Purchase Agreement, that each of the Deposit and the remaining Purchase Price cash payment of $US100,000.00 to be made on the "Closing Date", in accordance with paragraph "2.2(b)" of the Share Purchaser Agreement, have and will be made to the order and the direction of the Original Shareholders representing the initial Original Shares Purchase Price installment of $US300,000 which was due and owing to the Original Shareholders by the Vendor under the Original Shares Acquisition;

3.        each of the Original Shareholders hereby expressly acknowledges and agrees, in accordance with the terms and conditions of the Final Amendment to the Share Purchase Agreement, that the balance of $US600,000.00 of the Original Shares Purchase Price; with said balance of the Original Shares Purchase Price being due and payable, after the Closing Date, in two equal installments of $US300,000 on or before each of December 31, 2012 and December 31, 2013, respectively (with the remaining Purchase Price cash payment being, collectively, the "Remaining Original Shares Purchase Price"); will be made directly by the Purchaser to the order and direction of the Original Shareholders and, if so directed, to the Vendor to provide to the Original Shareholders, in fulfillment of the Assignment and Assumption respecting the Original Shares as set forth in the Final Amendment to the Share Purchase Agreement; and

4.        each of the Original Shareholders hereby expressly acknowledges and agrees that, notwithstanding the Purchaser's ongoing obligation in debt to make each of the Remaining Original Shares Purchase Price payments as set forth above and as referenced in the Final Amendment to the Share Purchase Agreement, the Original Shares have already been duly and validly and previously transferred to the Vendor without lien or encumbrance or right of setoff or claim by the Vendor for the Remaining Original Shares Purchase Price or otherwise;...".

Option Transaction

1.        Option and related matters.

1.1     Option to purchase the Shares. In order to keep the right and Option granted to the Optionee in respect of the Shares in good standing and in force and effect during the Option period hereof (the "Option Period"); the Option Period being a period of 21 calendar days from the "Acceptance Date" (as hereinafter defined) hereof; the Optionee shall be obligated to provide the following non-refundable cash payment (the "Option Price Payment") and the following common stock share issuance (the "Option Price Share Issuance"); and the Option Price Payment and the Option Price Share Issuance being, collectively, the "Option Price" herein) to the Optionors in the following manner prior to the end of the Option Period in this instance:

(a)        Option Price Payment: pay to the order and direction of the Optionors an aggregate non-refundable cash payment of U.S. $100,000.00 (that being as to U.S. $50,000 to each Optionor) at any time prior to 5:00 p.m. (Vancouver, British Columbia, time) on or before the final day of the Option Period; and

(b)        Option Price Share Issuance: issue to the order and direction of the Optionors an aggregate of 1,000,000 restricted common shares of the Optionee (each an "Optionee Share"; and that being as to 500,000 Optionee Shares to each Optionee), at a deemed issuance price of U.S. $0.50 per Optionee Share, on or before the final day of the Option Period.

1.2       Termination of Option. The Option shall terminate upon seven calendar days' prior written notice being first being provided by the Optionors to the Optionee:

(a)        if the Optionee fails to make the required Option Price Payment to the order and direction of the Optionors in accordance with subsection 1.1(a) hereinabove within the time period specified in subsection 1.1(a); or

(b)        if the Optionee fails to make the required Option Price Share Issuance to the order and direction of the Optionors in accordance with subsection 1.1(b) hereinabove within the time period specified in subsection 1.1(b).

1.3       Right of Optionee to terminate Option. Prior to the exercise of the Option the Optionee may terminate the Option by providing a notice of termination to the Optionor in writing of its desire to do so at least seven calendar days prior to its decision to do so. After such seven-calendar days' period the Optionee shall have no further obligations, financial or otherwise, under this Agreement, except that the provisions of section 1.5 hereinbelow shall become immediately applicable to the Optionee upon providing such notice of termination to the Optionors.

1.4       Termination of Option and no interest acquired in the Shares. If the Option is so terminated in accordance with either of sections 1.2 or 1.3 hereinabove, then the Optionee shall have no right, entitlement or interest, legally or equitably, in and to any of the Shares, and any Option Price Payment theretofore made to the Optionor by the Optionee shall continue to be non-refundable for which the Optionee shall have no recourse whatsoever.

1.5       Obligations upon termination of the Option. If the Option is terminated, otherwise than upon the exercise thereof, then the Optionee shall deliver at no cost to the Optionor, within 14 calendar days of such termination, all originals and all copies of any materials comprising the Property and the Shares and including, without limitation, all reports, maps, assay results and other relevant technical data compiled by or in the possession of the Optionee with respect to the interests comprising the Property and the Shares and not theretofore already furnished to the Optionor.

1.6       Deemed exercise of Option and relinquishment of any further obligation respecting the Remaining Original Shares Purchase Price. At such time as the Optionee has made each of the required Option Price Payment and the Option Price Share Issuance in accordance with section 1.1 hereinabove, within the Option Period and the time periods as specified in section 1.1, then the Option shall be deemed to have been exercised by the Optionee and the Optionee shall have thereby, in accordance with the terms and conditions of this Agreement and without any further act required on its behalf:

(a)        acquired a 100% legal and beneficial and unencumbered interest in and to each of the Shares; and

(b)        the Optionee's remaining obligation to pay the Remaining Original Shares Purchase Price to the Optionors under the Original Shares Acquisition and the resulting Assignment and Assumption respecting the Original Shares; all as set forth as agreed to as between the parties to the Final Amendment to the Share Purchase Agreement; will be deemed satisfied and paid in full without any further act being required on behalf of the Optionee.

1.7       Resale restrictions and legending of the Optionee Share certificates. The Optionors hereby acknowledge and agree that the Optionee makes no representations as to any resale or other restriction affecting the Optionee Shares and that it is presently contemplated that the Optionee Shares will be issued by the Optionee to the Optionors in reliance upon the registration and prospectus exemptions contained in certain sections of Regulation S promulgated under the United States Securities Act of 1933 (the "Securities Act") which will impose a trading restriction in the United States on the Optionee Shares for a period of at least 12 months from the date of issuance. In addition, the Optionors hereby also acknowledges and agrees that the within obligation of the Optionee to issue the Optionee Shares will be subject to the Optionee being satisfied that an exemption from applicable registration and prospectus requirements is available under the Securities Act and all applicable securities laws in respect of each of the Optionors and the Shares. The Optionors hereby also acknowledge and understand that neither the sale of the Optionee Shares which the Vendor is acquiring nor any of the Optionee Shares themselves have been registered under the Securities Act or any state securities laws, and, furthermore, that the Optionee Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Optionors also acknowledge and understand that the certificates representing the Optionee Shares will be stamped with the following legends (or substantially equivalent language) restricting transfer in the following manner if such restriction is required by the Regulatory Authorities:

"The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or applicable state securities laws. They may not be sold, offered for sale, pledged or otherwise transferred except pursuant to an effective registration statement under the U.S. Securities Act and in accordance with any applicable state securities laws, or pursuant to an exemption or exclusion from registration under the U.S. Securities Act and any applicable state securities laws. The securities represented by the certificate cannot be the subject of hedging transactions unless such transactions are conducted in compliance with the U.S. Securities Act."

and

"Unless permitted under securities legislation, the holder of this security must not trade the security before [the date which is four months plus a day from Closing]."

and

"Unless otherwise permitted under securities legislation, the holder of this security must not trade the security in or from British Columbia unless the conditions in section 12(2) of BC Instrument 51-509 issuers quoted in the U.S. over-the-counter market are met.";

and the Optionors hereby consent to the Optionee making a notation on its records or giving instructions to any transfer agent of the Optionee in order to implement the restrictions on transfer set forth and described hereinabove.

2.        Due Diligence by the Optionee prior to the end of the Option Period.

2.1     From the Acceptance Date of this Agreement and up to including 5 p.m. (Vancouver, British Columbia, time) on the day prior to the final day of the Option Period (such period in time being the "Optionee's Due Diligence Period" herein) the Optionee may conduct all manner of due diligence investigations in respect of the Optionor, Bonnyridge and the Property. For purposes of such investigations the Optionors will give to the Optionee and its agents and representatives effective on the Acceptance Date full access to its Property and all books, records, financial and operating data and other information concerning each of the Property and Bonnyridge as the Optionee and its agents and representatives may reasonably request. If, at any time during the Optionee's Due Diligence Period, the Optionee determines that it is not satisfied, in its sole discretion, with the results of such investigations, it may elect not to proceed with the transactions contemplated hereby. In such instance the Optionee will notify the Optionors of such fact and thereupon this Agreement and the Option will terminate and the Parties hereto will have not further obligations hereunder except the obligations set forth in sections 1.5 and 1.6 herein.

3.        Warranties, representations and covenants.

3.1     Warranties, representations and covenants by the Optionors. In order to induce the Optionee to enter into this Agreement, the Optionors hereby, jointly and severally, warrant to, represent to and covenant with the Optionee that, to the best of the knowledge, information and belief of each of the Optionors herein, after making due inquiry:

(a)        Bonnyridge is duly incorporated under the laws of its jurisdiction of incorporation, is validly existing and is in good standing with respect to all statutory filings required by the applicable corporate laws;

(b)        each of the Optionors and Bonnyridge has the requisite power, authority and capacity to own and use all of its respective business assets and to carry on its respective business as presently conducted by it;

(c)        the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action, corporate or otherwise, on each of the Optionors' and Bonnyridge's respective parts;

(d)        there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

(e)        this Agreement constitutes a legal, valid and binding obligation of each of the Optionors and Bonnyridge enforceable against each of the Optionors and Bonnyridge in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(f)        no proceedings are pending for, and it is unaware of, any basis for the institution of any proceedings leading to either of the Optionors' or Bonnyridge's respective dissolution or winding up, or the placing of either of the Optionors or Bonnyridge in bankruptcy or subject to any other laws governing the affairs of insolvent companies or persons;

(g)        to its actual knowledge, information and belief, the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)        conflict with or result in a breach of or violate any of the terms, conditions or provisions of Bonnyridge's constating documents;

(ii)       conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any Court or governmental authority, domestic or foreign, to which either of the Optionors or Bonnyridge is subject, or constitute or result in a default under any agreement, contract or commitment to which either of the Optionors or Bonnyridge is a party;

(iii)      give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which either of the Optionors or Bonnyridge is a party;

(iv)       give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to either of the Optionors or Bonnyridge which is necessary or desirable in connection with the conduct and operations of their respective businesses and the ownership or leasing of their respective business assets; or

(v)        constitute a default by it, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of either of the Optionors or Bonnyridge which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

(h)        the Optionors have good and marketable title to and are the legal and beneficial owner of all of the Shares, and the Shares are fully paid and non-assessable and are free and clear of liens, charges, encumbrances, pledges, mortgages, hypothecations and adverse claims of any and all nature whatsoever and including, without limitation, options, pre-emptive rights and other rights of acquisition in favour of any person, whether conditional or absolute;

(i)        the Optionors have the power and capacity to own and dispose of the Shares, and the Shares are not subject to any voting or similar arrangement;

(j)        there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of the Optionors or Bonnyridge), pending or threatened, which may affect, without limitation, the rights of the Optionors to transfer any of the Shares to the Optionee at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limiting the generality of the foregoing, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting the Shares. In addition, the Optionors are not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(k)        Bonnyridge owns and possesses and has good and marketable title to and possession of all of the business interests free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever;

(l)        Bonnyridge holds all licenses and permits required for the conduct in the ordinary course of the operations of the business and for the uses to which its assets have been put and are in good standing, and such conduct and uses are in compliance with all laws, zoning and other by-laws, building and other restrictions, rules, regulations and ordinances applicable to Bonnyridge, its business and its assets, and neither the execution and delivery of this Agreement, nor the completion of the transactions contemplated hereby, will give any person the right to terminate or cancel any said license or permit or affect such compliance;

(m)        other than the Shares, there are no other shares in the capital of the Company issued or allotted, or agreed to be issued or allotted, to any person, and no other person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase of any of the Shares or any unissued shares in the capital of the Company;

(n)        from the Acceptance Date up to and including the Closing Date (as hereinafter defined) Bonnyridge has not committed to making, and until the Closing Date will not make or commit itself, without the written consent of the Optionee, to provide any person, firm or corporation with any agreement, option or right, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, option or right:

(i)        to require it to issue any further or other shares in its share capital, or any other security convertible or exchangeable into shares in its share capital, or to convert or exchange any securities into or for shares in its share capital;

(ii)       for the issue and allotment of any of the authorized but unissued shares in its share capital;

(iii)      to require it to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its share capital; or

(iv)       to purchase or otherwise acquire any shares in its share capital;

(o)        there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Optionors, after having made due inquiry, threatened against or affecting the Optionors or Bonnyridge at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

(p)        each of the Optionors and Bonnyridge is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to them;

(q)        all material transactions of Bonnyridge and including, without limitation, all of its directors' and shareholders' resolutions, have been promptly and properly recorded or filed in or with their respective books and records;

(r)        Bonnyridge has not committed to making and until the Closing Date (as hereinafter defined) will not make or commit itself, without the written consent of the Optionors, to:

(i)        guarantee, or agree to guarantee, any indebtedness or other obligation of any person or corporation;

(ii)       other than the payment of ordinary course obligations, make any single operating or capital expenditures in excess of U.S. $50,000.00; or

(iii)      waive or surrender any right of material value;

(s)        Bonnyridge has good and marketable title to, is the legal, registered and beneficial owner of and owns and is in possession of all of the mineral interests comprising the Property free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever;

(t)        Bonnyridge has the power and capacity to own and dispose of the mineral interests comprising the Property;

(u)        Bonnyridge is authorized to hold the right to explore and develop each of the mineral interests comprising the Property;

(v)        all permits and licenses covering the mineral interests comprising the Property have been duly and validly issued pursuant to applicable mining laws and are in good standing by the proper doing and filing of assessment work and the payment of all fees, taxes and rentals in accordance with the requirements of applicable mining laws and the performance of all other actions necessary in that regard;

(w)        all conditions on and relating to the mineral interests comprising the Property and the operations conducted thereon by or on behalf of Bonnyridge are in compliance with all applicable laws, regulations or orders and including, without limitation, all laws relating to environmental matters, waste disposal and storage and reclamation;

(x)        there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to any of the mineral interests comprising the Property and the conduct of the operations related thereto, nor has the Optionors or Bonnyridge received any notice of the same;

(y)        there is no adverse claim or challenge against or to the ownership of or title to any of the mineral interests comprising the Property or which may impede the development of any of the mineral interests comprising the Property, nor, to the best of the knowledge, information and belief of the Optionors, after having made due inquiry, is there any basis for any potential claim or challenge, and, to the best of the knowledge, information and belief of the Optionors, after having made due inquiry, no person has any royalty, net profits or other interests whatsoever in any production from any of the mineral interests comprising the Property;

(z)        the Optionors have delivered to the Optionee all information and documentation within the Optionors' possession or control respecting the mineral interests comprising the Property and including, without limitation, a copy of all permits, permit applications and applications for exploration and exploitation rights, if any respecting any of the mineral interests comprising the Property; and

(az)      the Optionors are not aware of any fact or circumstance which has not been disclosed to the Optionee which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Optionee to enter into this Agreement.

3.2     Warranties, representations and covenants by the Optionee. In order to induce the Optionors to enter into this Agreement, the Optionee hereby warrants to, represents to and covenants with each of the Optionors that, to the best of the knowledge, information and belief of the Optionee herein, after making due inquiry:

(a)        the Optionee is duly incorporated under the laws of its jurisdiction of incorporation, is validly existing and is in good standing with respect to all statutory filings required by the applicable corporate laws;

(b)        the Optionee has the requisite power, authority and capacity to own and use all of its business assets and to carry on its business as presently conducted by it;

(c)        the Optionee holds all licenses and permits required for the conduct in the ordinary course of the operations of its business and for the uses to which its business assets have been put and are in good standing, and such conduct and uses are in compliance with all laws, zoning and other by-laws, building and other restrictions, rules, regulations and ordinances applicable to the Optionee, and neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will give any person the right to terminate or cancel any said license or permit or affect such compliance;

(d)        this Agreement constitutes a legal, valid and binding obligation of the Optionee, enforceable against the Optionee in accordance with its respective terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(e)        the making of this Agreement, the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)        conflict with or result in a breach of or violate any of the terms, conditions or provisions of the constating documents of the Optionee; or

(ii)       conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Optionee is subject, or constitute or result in a default under any agreement, contract or commitment to which the Optionee is a party; and

(f)        the Optionee is not aware of any fact or circumstance which has not been disclosed to the Optionors which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Optionors to enter into this Agreement.

3.3     Continuity of the representations, warranties and covenants. The representations, warranties and covenants contained herein, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date (as hereinafter defined) as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by either of the Parties or by their respective professional advisors prior to the Closing Date, or the waiver of any condition by any Party, the representations, warranties and covenants contained herein shall survive the Closing Date and shall continue in full force and effect for a period of one year from the Acceptance Date.

4.       Closing and events at and after Closing.

4.1     Closing and Closing Date. The closing (the "Closing") of the within purchase and delivery of the Shares, as the case may be, together with all of the transactions contemplated by this Agreement, shall occur on the day which is not greater than five business days following the due and complete exercise of the Option herein in accordance with section 1.6 herein, or on such earlier or later closing date (the "Closing Date") as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, at 2:00 p.m. (PST) on the Closing Date. If the Closing Date has not occurred within 21 calendar days of the Acceptance Date this Agreement will be terminated and unenforceable unless the Parties hereto agree in writing to grant an extension of the Closing Date.

4.2     Documents to be delivered by the Optionor prior to the Closing Date. Not later than two business days prior to the Closing Date the Optionors shall execute and deliver or cause to be delivered to the Optionee all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Optionee, acting reasonably, to transfer a 100% legal and beneficial and unencumbered interest in and to the Shares to the Optionee free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to:

(a)        a copy of all documentation, information and records, in any form, representing the Shares and the mineral interests comprising the Property;

(b)        all documentation as may be necessary and as may be required by the counsel for the Optionee, acting reasonably, to ensure that an undivided 100% legal, beneficial and registerable interest in and to the Shares has been duly transferred, assigned and is registerable in the name of and for the benefit of the Optionee under all applicable laws;

(c)        all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, including all necessary consents and approvals, and any other documents necessary or reasonably required to effectively transfer an undivided 100% legal, beneficial and registerable interest in and to the Shares to the Optionee with good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever;

(d)        a certified copy of an ordinary resolution of the directors of Bonnyridge approving the terms and conditions of this Agreement and the transactions contemplated hereby;

(e)        all documentation as may be necessary and as may be required by counsel for the Optionee, acting reasonably, to ensure that all of the Shares have been transferred, assigned and are registerable in the name of and for the benefit of the Optionee under all applicable corporate and securities laws;

(f)        certificate(s) representing the Shares registered in the name of the Optionors duly endorsed for transfer to the Optionee or irrevocable stock powers transferring the Shares to the Optionee;

(g)        a certificate representing the Shares registered in the name of the Optionee;

(h)        a copy of all corporate records and books of account of Bonnyridge and including, without limiting the generality of the foregoing, a copy of all minute books, share register books, share certificate books and annual reports of Bonnyridge;

(i)        all necessary consents and approvals in writing to the completion of the transactions contemplated herein and including, without limitation, all regulatory approvals from any regulatory authorities having jurisdiction over either the Optionors, Bonnyridge, any of the mineral interests comprising the Property or the Shares;

(j)        a certificate of the Optionors, dated as of the Closing Date, acceptable in form to counsel for the Optionee, acting reasonably, certifying that the warranties, representations, covenants and agreements of the Optionors contained in this Agreement are true and correct in all respects and will be true and correct as of the Closing Date as if made by the Optionors on the Closing Date; and

(k)        all such other documents and instruments as the Optionee's counsel may reasonably require.

4.3     Documents to be delivered by the Optionee prior to the Closing Date. Not later than one business day prior to the Closing Date the Optionee shall execute and deliver or cause to be delivered to the Optionor all such documents, resolutions and instruments as are necessary, in the opinion of counsel for the Optionors, acting reasonably, to accept the transfer all of the Shares to the Optionee free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to:

(a)        a Closing agenda;

(b)        a certified copy of the resolutions of the directors of the Optionee providing for the approval of all of the transactions contemplated hereby;

(c)        evidence that the Option Price Payment has been made to the order and direction of the Optionors in accordance with subsection 1.1(a) hereinabove;

(d)        Optionee Share certificate(s), subject to the normal resale provisions applicable thereto, representing all of the Optionee Shares issued and registered to the order and the direction of the Optionors as notified by the Optionors to the Optionee prior to Closing in accordance with subsection 1.1(b) hereinabove;

(e)        all necessary consents and approvals in writing to the completion of the transactions contemplated herein;

(f)        a certificate of an officer of the Optionee, dated as of the Closing Date, acceptable in form to counsel for the Optionors, acting reasonably, certifying that the warranties, representations, covenants and agreements of the Optionee contained in this Agreement are true and correct and will be true and correct as of the Closing Date as if made by the Optionee on the Closing Date; and

(g)        all such other documents and instruments as the Optionors' counsel may reasonably require.

5.       Disclosure.

5.1     Due diligence. Each Party may in a reasonable manner carry out such investigations and due diligence as to the other Party, at all times subject to the confidentiality provisions hereinbelow, as each Party deems necessary. In that regard the Parties agree that each shall have full and complete access to such documents and materials of the other Party as they, or their respective counsel, may deem reasonable and necessary to conduct an adequate due diligence investigation of each such Party, its respective operations and financial condition prior to the Closing Date.

5.2     Non-disclosure. Subject to the provisions hereinbelow, the Parties, for themselves, their officers, directors, shareholders, consultants, employees and agents agree that they each will not disseminate or disclose, or knowingly allow, permit or cause others to disseminate or disclose to third parties who are not subject to express or implied covenants of confidentiality, without the other Parties' express written consent, either: (i) the fact or existence of this Agreement or discussions and/or negotiations between them involving, inter alia, possible business transactions; (ii) the possible substance or content of those discussions; (iii) the possible terms and conditions of any proposed transaction; (iv) any statements or representations (whether verbal or written) made by either Party in the course of or in connection with those discussions; or (v) any written material generated by or on behalf of any Party and such contacts, other than such disclosure as may be required under applicable securities legislation or regulations, pursuant to any order of a Court or on a "need to know" basis to each of the Parties respective professional advisors. The obligations under this section shall not apply with respect to information which is generally known to the public at the time of disclosure of such information.

5.3     Public Announcements. Notwithstanding the provisions of this section, the Parties agree to make such public announcements of this Agreement promptly upon its execution in accordance with the requirements of applicable securities legislation and regulations.

6.       Indemnification and contribution.

6.1     Indemnification. The Parties hereto hereby each agree to indemnify and save harmless the other Party hereto and including, where applicable, their respective subsidiaries and affiliates and each of their respective directors, officers, employees and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a Court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against either of the Parties hereto, the Indemnified Party will give both Parties hereto prompt written notice of any such action of which the Indemnified Party has knowledge and the relevant Party (the "Indemnitee") will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party affected and the Indemnitee and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the Indemnitee of the Indemnitee's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the Indemnitee of substantive rights or defenses. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld. Notwithstanding that the Indemnitee will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (a) such counsel has been authorized by the Indemnitee, (b) the Indemnitee has not assumed the defense of the action within a reasonable period of time after receiving notice of the action, (c) the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party or (d) there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

6.2     Contribution. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the Indemnitee shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitee on the one hand and the Indemnified Party on the other, but also the relative fault of the Indemnitee and the Indemnified Party and other equitable considerations which may be relevant. Notwithstanding the foregoing, the Indemnitee shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

7.       General provisions.

7.1     Assignment. Save and except as otherwise provided for hereinabove and in this section, the Optionee may sell, transfer or assign all or any part of its interest under this Agreement without the prior written consent of the Optionors; provided, however, that any sale, transfer or assignment of all or any part of the Optionee's interest herein shall be accompanied by the written agreement of any such purchaser, transferee or assignee to assume the obligations of the Optionee and to be bound by the terms and conditions hereof.

            Save and except as otherwise provided for hereinabove and in this section, the Optionors may not sell, transfer, assign, joint venture, pledge, mortgage or otherwise encumber all or any part of its interest under this Agreement or any of the Shares without the prior written consent of the Optionee; provided, however, that the Optionors may at anytime, and at their sole and absolute discretion and without the prior approval of the Optionee, assign and transfer their interests herein to any wholly-owned subsidiary subject, at all times, to the requirement that any such subsidiary remain wholly owned by the Optionors hereto failing which any such interest must be immediately transferred back to the Optionors; and, provided further, that any sale, transfer, assignment, joint venture, pledge, mortgage or other encumbrance respecting all or any part of the Optionors' interests herein shall be accompanied by the written agreement of any such party to assume the obligations of the Optionors hereunder and to be bound by the terms and conditions hereof.

7.2     Amendment. This Agreement and any provision thereof may only be amended in writing and only by duly authorized signatories of each of the respective Parties hereto.

7.3     Arbitration. The Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than five calendar days' prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute. On the expiration of such five calendar days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for herein. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within five calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Party shall fail to appoint an arbitrator within five calendar days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed under the provisions of the British Columbia Commercial Arbitration Act and its related Regulations (collectively, the "Arbitration Act"). Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairperson shall fix a time and place in Vancouver, British Columbia, Canada, for the purpose of hearing the evidence and presentations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Arbitration Rules or this section. After hearing any evidence and presentations that the Parties may submit, the arbitrators shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The award only shall be for the direct actual damages incurred by the Party and shall not include any indirect, special, exemplary, or punitive damages whether based on breach of contract, tort or other theory of law. The expense of the arbitration shall be paid as specified in the award. The Parties agree that the award of a majority of the arbitrators shall be final and binding upon each of them.

7.4     Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, or 15 calendar days in the case of an addressee with an address for service in a country other than a country in which the Party giving the notice, demand or other communication resides, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

7.5     Entire Agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

7.6     Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties, their respective heirs, executors, administrators and assigns.

7.7     Applicable law. The situs of this Agreement is Vancouver, British Columbia, Canada, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia, Canada, and the federal laws of Canada applicable therein.

7.8     Further assurances. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

7.9     Severability and construction. Each article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

7.10   Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the effective execution date as set forth on the front page of this Agreement.

Acceptance and execution

            Please acknowledge your acceptance of the terms and conditions of this Agreement by kindly executing the same in the space provided hereinbelow. This offer is only open for acceptance until 5:00 p.m. (PST) on August 12, 2011, failing which this offer will be deemed to be null and void and of no further force and effect.

            Yours very truly,
            Sono Resources Inc.

            _______________________________________
            Peter Wilson, Authorized Signatory for the Optionor

            The within offer and terms of this Agreement are hereby accepted by the Optionors effective on this          day of August, 2011 (the "Acceptance Date" hereunder):

_________________________________ Hendrick Gideon Veldsman	and	_________________________________ Alan Lennox Ellicot Simmonds

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